                                                                   Exhibit 10.9

                           SUBORDINATION AGREEMENT
                           -----------------------

     THIS SUBORDINATION AGREEMENT ("Subordination Agreement") dated as of October 14, 1997 is by and between IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee"), and TFH Corp., a Delaware corporation ("Junior Creditor", as hereinafter further defined). The Senior Creditors (as hereinafter defined) and Junior Creditor are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors".

                              W I T N E S S E T H:

     WHEREAS, certain banking and financial institutions (the "Banks") entered into a Second Amended and Restated Credit Agreement, dated as of May 13, 1993 (as amended, the "Bank Credit Agreement") among Tom's Foods Capital Corporation ("TFCC", as hereinafter further defined), Tom's Foods Inc. ("Tom's", as hereinafter further defined), Canadian Imperial Bank of Commerce, as agent for the Banks, and First Union National Bank of Georgia, as collateral safekeeping agent and concentration bank, pursuant to which the Banks made loans and provided other financial accommodations to Tom's and/or TFCC (individually and collectively, "Debtor", as hereinafter further defined), which loans and other financial accommodations were secured by certain assets and properties of Debtor; and

     WHEREAS, immediately after the execution and delivery of that certain First Modification and Waiver Agreement, dated as of August 30, 1996, among the Banks, the agent for the Banks and the Debtor (the "First Modification"), Junior Creditor purchased all of the indebtedness in respect of (i) loans made by the Banks to Debtor under the Bank Credit Agreement and related agreements, documents and instruments, and (ii) Debtor's liability for reimbursement of amounts drawn under and other obligations owed to the Banks or the agent for the Banks, in connection with that certain letter of credit no. 114-88/9006 in the face amount of $10,000,000 issued under the Bank Credit Agreement for the account of Tom's in favor of Rowntree PLC (the "Tom's/Rowntree L/C"), all pursuant to the terms of a Purchase and Sale Agreement, dated as of May 24, 1996, among Junior Creditor and the Banks (as amended, the "Junior Debt Purchase Agreement"), providing for, inter alia, the assignment to Junior Creditor of all such indebtedness owed to the Banks by Debtor, together with all security interests and liens of the Banks in and upon any assets and properties of Debtor; and




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                                      -2-


     WHEREAS, pursuant to the Junior Debt Purchase Agreement, Debtor was released by the Banks and agent for the Banks from liability for, and, in connection with the Junior Debt Purchase Agreement, Junior Creditor undertook a direct liability to the Banks for, reimbursement of amounts drawn under the Tom's/Rowntree L/C and other obligations to the Banks or the agent for the Banks in connection with the Tom's/Rowntree L/C; and

     WHEREAS, in connection with such purchase of indebtedness under the Junior Debt Purchase Agreement, the stockholders of Junior Creditor, on behalf of Junior Creditor, caused letters of credit in the aggregate face amount of $10,580,000 (the "TFH Backup L/C's") to be issued in favor of the agent for the Banks as security for TFH's direct liability to the Banks in connection with the Tom's/Rowntree L/C; and

     WHEREAS, the Tom's/Rowntree L/C and the TFH Backup L/C's have been replaced by letters of credit in the aggregate face amount of $10,000,000 (together with all amendments, modifications and replacements thereof, the "New TFH Backup L/C's") that were provided by the stockholders of Junior Creditor, on behalf of Junior Creditor, directly to Nestle U.K. Limited, as guarantor of the IRB's (as defined below); and

     WHEREAS, Junior Creditor, TFCC and Tom's entered into a Second Modification and Waiver Agreement, dated as of August 30, 1996, with respect to the Bank Credit Agreement and related agreements, documents and instruments (the "Second Modification"); and

     WHEREAS, Junior Creditor and Tom's have entered into a Reimbursement Agreement, dated as of August 30, 1996 (the "TFH Reimbursement Agreement") setting forth Tom's obligations to reimburse TFH for amount drawn under the New TFH Backup L/C's; and

     WHEREAS, in order to (i) agree upon the terms of the subordination in favor of Trustee of the obligations of Debtor to Junior Creditor and related matters, and (ii) provide for the orderly sharing between Creditors, in accordance with the subordination provisions hereof, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof Junior Creditor and Trustee, on behalf of the Senior Creditors, have agreed to enter into this Subordination Agreement; and



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                                      -3-



     WHEREAS, Tom's will, on or about the date hereof, issue its 10 1/2% Senior Secured Notes due November 1, 2004, in the aggregate original principal amount of $60,000,000 (the "New Senior Notes", as hereinafter further defined) under an Indenture, dated the date hereof, between Tom's and the Trustee.

     NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  DEFINITIONS

     As used above and elsewhere in this Subordination Agreement, the following terms shall have the meanings ascribed to them below:

     1.1. "Agreements" shall mean, collectively, the Senior Creditor Agreements and the Junior Creditor Agreement.

     1.2. "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Debtor in or upon which Senior Creditors at any time have a Lien, and including, without limitation, all proceeds of such property and interests in property.

     1.3. "Creditors" shall mean, collectively, the Trustee and Junior Creditor, and their respective successors and assigns.

     1.4. "Debtor" shall mean, individually and collectively, Tom's and TFCC, and references herein to Debtor shall mean each of Tom's and TFCC, and either one or both of Tom's and TFCC.

     1.5. "Junior Creditor" or "TFH" shall mean TFH Corp., a Delaware corporation, and its successors and assigns.

     1.6.  "Junior Creditor Agreement" shall mean the Reimbursement Agreement.

     1.7. "Junior Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Junior Creditor and/or its affiliates or participants, arising under or in connection with or relating to the Junior Creditor Agreement, including all principal,


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                                      -4-


interest, charges, fees, premiums, indemnities and expenses, including attorneys' fees, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, all principal, interest, fees, costs, expenses, including attorneys' fees and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or by way of claim of subrogation, reimbursement, indemnification, exoneration, contribution or otherwise, or howsoever acquired by Junior Creditor.

     1.8. "Lien" shall mean any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), liens (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

     1.9. "New Senior Notes" shall mean the 10 1/2% Senior Secured Notes due November 12004, issued on the date hereof by Tom's in the aggregate original principal amount of $60,000,000, and any notes issued in exchange therefor, pursuant to the Indenture, dated as of the date hereof, between Tom's and the Trustee, together with additional such notes, not to exceed $10,000,000 in the aggregate original principal amount, issued hereafter pursuant to such Indenture (as in effect on the date hereof) upon the exchange of shares of Tom's Exchangeable Preferred Stock, $0.01 par value per share, Class A.

     1.10. "New TFH Backup L/C's" shall have the meaning set forth in the Recitals hereto.

     1.11. "Permitted Junior Creditor Enforcement Proceeds" shall have the meaning set forth in Section 2.2 hereof.

     1.12. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including,



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                                      -5-


without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.13. "Senior Creditors" shall mean the Trustee and the holders of New Senior Notes, and their successors and assigns.

     1.14. "Senior Creditor Agreements" shall mean, collectively, the Indenture, and all notes, guaranties, security agreements, mortgages, deeds to secure debt and deeds of trust and all other agreements, documents and instruments at any time executed and/or delivered by Debtor or any affiliate of Debtor, with or in favor of Trustee, on behalf of the holders of the New Senior Notes, in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.15. "Senior Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to the holders of the New Senior Notes, arising under or in connection with or relating to the Senior Creditor Agreements, including all principal, interest, charges, fees, premiums, indemnities and expenses, including attorneys' fees, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, all principal, interest, fees, costs, expenses, including attorneys' fees and other amounts, whether or not such amounts are allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or by way of claim of subrogation, reimbursement, indemnification, exoneration, contribution or otherwise, or howsoever acquired by Senior Creditor.

     1.16. "TFCC" shall mean Tom's Foods Capital Corporation, a Delaware corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-



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                                      -6-


in-possession on behalf of such person or on behalf of any such successor or assign.

     1.17. "Tom's" shall mean Tom's Foods Inc., a Delaware corporation and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

     1.18. All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

     2.  SUBORDINATION OF JUNIOR DEBT

     2.1. Subordination. Junior Creditor hereby absolutely and unconditionally subordinates its right to payment and satisfaction of the Junior Debt to, and the payment and satisfaction thereof, directly or indirectly, by any means whatsoever, is hereby absolutely and unconditionally deferred until, the prior indefeasible payment and satisfaction in full of all Senior Debt.

     2.2.   Distributions.

     (a) Without limiting the provisions of Section 2.1 hereof, in the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Debtor or the proceeds thereof to the creditors of Debtor or readjustment of the obligations and indebtedness of Debtor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Debtor or any other action or proceeding involving the readjustment of all or any part of the indebtedness or other obligations of Debtor or the application of the assets of Debtor to the payment or liquidation thereof, or upon the dissolution or other winding up of Debtor's business, or upon the sale of all or substantially all of Debtor's assets, then, and in any such event, (i) the Senior Creditors shall first receive indefeasible payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (ii) the Senior Creditors shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable in respect of any or all of the Junior Debt, until such time as the Senior Creditor Agreements have been terminated and the Senior Debt has been indefeasibly paid and satisfied in full.

     (b) In order to enable the Trustee, on behalf of the Senior Creditors to enforce its rights under Section 2.2(a) above, Trustee is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Creditor or otherwise), but shall have no obligation to, enforce claims comprising any of the Junior Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Junior Creditor might otherwise be entitled to take, as Senior Creditor may deem necessary or advisable for the enforcement of its rights or interests hereunder.

     (c) To the extent necessary for the Senior Creditors to realize the benefits of the subordination of the Junior Debt provided for herein, Junior Creditor shall execute and deliver to the Trustee such instruments or documents (together with such assignments or endorsements as Trustee shall deem necessary), as may be requested by Trustee.

     (d) Without limiting the foregoing, Trustee and each of its officers holding the title of vice president or higher are hereby irrevocably appointed by Junior Creditor as its true and lawful attorney-in-fact to prepare, sign and file in Junior Creditor's name all such instruments or documents (together with such assignments and endorsements), and to take such further actions as Trustee may deem necessary or desirable for the enforcement of its rights or interests hereunder.

     2.3. Payments and Proceeds Received by Junior Creditor. Should any payment or distribution or security or instrument or proceeds thereof be received by Junior Creditor in respect of the Junior Debt, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditors, segregated from other funds and property of Junior Creditor and shall forthwith deliver the same to Trustee, on behalf of the Senior Creditors, (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of the Junior Creditor to make any such endorsement or assignment to Trustee, the Trustee, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same.

     2.4. Instrument Legend and Notation. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Subordination Agreement, and the original of any such instrument shall be immediately delivered to Senior Creditor. In the event any legend or endorsement is omitted, Trustee or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Subordination Agreement.

     3.  COVENANTS, REPRESENTATIONS AND WARRANTIES

     3.1. Additional Covenants. Junior Creditor and Debtor agree in favor of Senior Creditors that:

     (a) Debtor shall not, directly or indirectly, make, and Junior Creditor shall not, directly or indirectly, accept or receive, any payment of principal or interest or other amount, whether or not due, or any prepayment or any payment pursuant to acceleration or claims of breach or any payment to acquire Junior Debt or otherwise in respect of any Junior Debt;

     (b) Junior Creditor and Debtor shall not amend, modify, alter or change in any respect the terms of any of the Junior Creditor Agreements or any other arrangements related to the Junior Debt;

     (c) Junior Creditor shall not sell, assign, pledge, encumber or otherwise dispose of any of the Junior Debt, or subordinate any of the Junior Debt to any indebtedness of Debtor other than the Senior Debt;

     (d) Junior Creditor and Debtor shall, at any time or times upon the request of Trustee, promptly furnish to Trustee a true, correct and complete statement of the outstanding Junior Debt;

     (e) Junior Creditor and Debtor shall execute and deliver to Trustee such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the opinion of Trustee to effectuate the provisions and purposes of this Subordination Agreement.



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                                      -9-



     3.2. Additional Representations and Warranties. Junior Creditor and Debtor represent and warrant to Senior Creditors that:

     (a) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under the Junior Creditor Agreement;

     (b) none of the Junior Debt is subject to any Lien, financing statements, subordination, assignment or other claim, except in favor of Senior Creditor;

     (c) this Subordination Agreement constitutes the legal, valid and binding obligation of Junior Creditor, enforceable in accordance with its terms.

     3.3. Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Debtor by Senior Creditors, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and Debtor are or may be entitled are hereby waived (except in the case of Debtor, for any notices required to be given to Debtor as expressly provided for in the Senior Creditor Agreements). Junior Creditor also waives notice of, and hereby consents to,
(a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or with respect to the Senior Creditor Agreements, (b) the taking, exchange, surrender and releasing of guarantees now or at any time held by or available to Senior Creditors for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against Debtor or any other obligor,
(d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Senior Creditor's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of
Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement.

     3.4. Subrogation; Marshalling. Junior Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Debt or Junior Debt or of any Collateral or guarantees or evidence of any thereof. Junior Creditor hereby waives any and all rights to have any Collateral or any part thereof granted to or on behalf of Senior Creditors marshalled upon any foreclosure or other disposition of such Collateral by or on behalf of the Senior Creditors or Debtor.

     3.5. No Offset. In the event Junior Creditor at any time incurs any obligation to pay money to Debtor, Junior Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Junior Creditor to Debtor in connection with any such transaction any amounts Junior Creditor claims are due to it with respect to the Junior Debt.

     4.  MISCELLANEOUS

     4.1. Amendments. Any waiver, permit, consent or approval by either Creditor of or under any provision, condition or covenant to this Subordination Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Subordination Agreement must be in writing and signed by each of the parties to be bound thereby.

     4.2.  Successors and Assigns.

     (a) This Subordination Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Creditor and its respective successors, participants and assigns.

     (b) Senior Creditors reserve the right to sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt and the Collateral securing same; provided, that, Junior Creditor shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Debt and no participant shall be entitled to any rights or benefits under this Subordination Agreement, except through Senior Creditor.

     (c) In connection with any assignment or transfer of any or all of the Senior Debt, or any or all rights of Senior Creditors in the property of Debtor (other than pursuant to a participation), Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or replaces any or all of Senior Creditor's financing of Tom's, whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

     4.3. Insolvency. This Subordination Agreement shall be applicable both before and after the filing of any petition by or against Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Debtor shall be deemed to apply to a trustee for Debtor and Debtor as debtor-in-possession. The relative rights of Senior Creditors and Junior Creditor to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Debtor as debtor-in-possession.

     4.4. Bankruptcy Financing. If Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Senior Creditors desire to permit the use of cash collateral or to provide financing to Debtor under either Section 363 or Section 364 of the U.S. Bankruptcy Code, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall have been provided for such financing or use of cash collateral if Junior Creditor receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Junior Creditor to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for Junior Creditor's junior Liens on the Collateral or any other grounds. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 4.5 hereof, to Junior Creditor.

     4.5. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by cer-tified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at their addresses set forth below (or to such other addresses as either party may designate by notice in accordance with the provisions of this Section):

    To Senior Creditors:  IBJ Schroder Bank & Trust Company
                          One State Street
                          New York, New York 10004
                          Attention:  Corporate Trust Office

    To Junior Creditor:   TFH Corp.
                          900 Eighth Street
                          Columbus, Georgia  31902
                          Attention:  Mr. S. Albert Gaston

Either Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.5, but such change shall not be effective until notice of such change has been received by the other Creditor.

     4.6. Counterparts. This Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

     4.7. Governing Law. The validity, construction and effect of this Subordination Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     4.8. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the state of New York and waives trial by jury in any action or proceeding with respect to this Subordination Agreement.

     4.9. Complete Agreement. This written Subordination Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement; provided, that the provisions of this Subordination Agreement in favor of Senior Creditors shall be supplementary to the provisions, upon which Senior Creditors may rely, contained in the letter agreement, dated of even date herewith, among Tom's, Junior Creditor and the account parties in respect of the New TFH Backup L/C's.

     4.10. No Third Parties Benefitted. This Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.

     4.11. Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtor and neither Creditor shall have any obligation or duty to disclose any such information to the other Creditor. Except as expressly set forth in this Subordination Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Subordination Agreement.

     4.12. Costs and Expenses. Junior Creditor shall pay to Trustee all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Trustee in connection with the enforcement of this Subordination Agreement and Senior Creditor's rights and Junior Creditor's obligations hereunder.

     4.13. Term. This Subordination Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible payment and satisfaction in full of all Senior Debt and the termination of the Senior Creditor Agreements.

                                    [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the day and year first above written.

                                      IBJ SCHRODER BANK & TRUST COMPANY


                                      By: /s/ Terence Rawlins
                                         ----------------------------

                                      Title: Assistant Vice President
                                            -------------------------

                                      TFH CORP.

                                      By: /s/ S. Albert Gaston
                                         ----------------------------

                                      Title: Vice President
                                            -------------------------

                         ACKNOWLEDGEMENT AND AGREEMENT

     Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof. In the event of any conflict between the terms of the foregoing Subordination Agreement and the Senior Creditor Agreements or the Junior Creditor Agreements, the terms of the Senior Creditor Agreements or the Junior Creditor Agreements, as the case may be, shall govern, solely as between the Creditor involved and the undersigned.

     Each of the undersigned acknowledges and agrees that: (i) although it may sign this Subordination Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement, (ii) in the event of a breach by the undersigned or Junior Creditor of any of the terms and provisions contained in the foregoing Subordination Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Senior Creditor Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of Trustee to effectuate the provisions and purposes of the foregoing Subordination Agreement.

                                      TOM'S FOODS INC.

                                      By: /s/ S. Albert Gaston
                                         -----------------------------

                                      Title: Senior Vice President
                                            --------------------------

                                      TOM'S FOODS CAPITAL CORPORATION

                                      By: /s/ S. Albert Gaston
                                         -----------------------------

                                      Title: Vice President
                                            --------------------------